Exhibit 99.1

Lennox International Announces CEO Transition

Todd Bluedorn to Step Down as Chairman and CEO by Mid-2022

Board has Commenced a Search for LII’s Next CEO

Company Raises 2021 Full-Year Financial Guidance

DALLAS, July 14, 2021 – The Board of Directors of Lennox International Inc. (NYSE: LII) today announced that after 15 years, Todd Bluedorn informed the Board he will be stepping down as Chairman and Chief Executive Officer in mid-2022 based on his desire to create a better balance between his personal and professional priorities. The Board of Directors has commenced a search for the company’s next CEO.

“It has been a privilege to lead LII these past 15 years and I’m extremely proud of all we’ve accomplished together,” said Bluedorn. “With an exceptional management team, hard-working and dedicated employees, key strategic investments in product, technology and distribution, and strong end markets, we are well-positioned for continued momentum in 2021 and beyond.”

Lead independent director for Lennox International Todd Teske said, “Todd Bluedorn instilled a high performing and innovative culture with a strong team that created tremendous value for our customers and shareholders. His tenure at LII has been extraordinary. Under Todd’s leadership the company’s market cap grew from $2.5 billion to over $13 billion, resulting in total shareholder return in excess of 18% annually. On behalf of the entire Board, I want to thank Todd for making LII the outstanding company that it is today and we look forward to working with him and the broader management team on a smooth transition in 2022.”

The company also raised 2021 full-year guidance for revenue growth from 7-11% to 11-15%, GAAP EPS from continuing operations from $11.33-$11.93 to $11.97-$12.57 and for adjusted EPS from continuing operations from $11.40-$12.00 to $12.10-$12.70. The company will review its second quarter 2021 results and more fully discuss updated guidance during its earnings call on July 26.

ABOUT LENNOX INTERNATIONAL

Lennox International Inc. is a global leader in energy-efficient climate-control solutions. Dedicated to sustainability and creating comfortable and healthier environments for our residential and commercial customers while reducing their carbon footprint, we lead the field in innovation with our air conditioning, heating, indoor air quality, and refrigeration systems. Lennox International stock is listed on the New York Stock Exchange and traded under the symbol “LII”. Additional information on Lennox International is available at www.lennoxinternational.com or by contacting Steve Harrison, Vice President, Investor Relations, at 972-497-6670.

FORWARD-LOOKING STATEMENTS

The statements in this news release that are not historical statements, including statements regarding the 2021 full-year outlook and expected consolidated and segment financial results for 2021, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on information currently available as well as management’s assumptions and beliefs today. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from the results expressed or implied by the statements, and investors should not place undue reliance on them. Risks and uncertainties that could cause actual results to differ materially from such statements include risks that the North American unitary HVAC and refrigeration markets perform worse than current assumptions. Additional risks include, but are not limited to: the impact of higher raw material prices, availability and timely delivery of raw materials and other components, the impact of new or increased trade tariffs, LII’s ability to implement price increases for its products and services, economic conditions in our markets, regulatory changes, the impact of unfavorable weather, a decline in new construction activity and related demand for products and services, and any resurgence of the COVID-19 pandemic and its economic impact on the company and its employees and customers. For information concerning these and other risks and uncertainties, see LII’s publicly available filings with the Securities and Exchange Commission. LII disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.